UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	83-0305822
(State of incorporation	(I.R.S. Employer
or organization)	Identification No.)

P.O. Box 643 Thompson Falls, Montana	59873
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, par value $0.01 per share	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:   333-45508

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.   Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.01 per share (“Common Stock”) of United States Antimony Corporation, a Montana corporation (the “Registrant”), to be registered hereunder is set forth under the caption “Description of Securities” in the prospectus included in the Registrant’s Registration Statement on Form SB-2 (No. 333-45508), initially filed with the Securities and Exchange Commission (the “Commission”) on September 11, 2000, as subsequently amended (the “Registration Statement”), and is incorporated herein by reference.

Item 2.   Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE Amex LLC and the securities registered hereunder are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Date: May 16, 2012	By:	/s/ John C. Lawrence
John C. Lawrence
President, Director and Principal Executive Officer